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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR
                  COLUMBIA ENERGY MASS MARKETS BUSINESS SEGMENT

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


                                                          ARTHUR ANDENSEN LLP
New York, New York
July 14, 2000